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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                         Date of Report: October 9, 2000

                        (Date of Earliest Event Reported)

                            WIND RIVER SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      0-21342                   94-2873391
(State of jurisdiction)        (Commission File No.)          (IRS Employer
                                                             Identification No.)

                               500 WIND RIVER WAY
                                ALAMEDA, CA 94501
              (Address of principal executive offices and zip code)

                                 (510) 748-4100
               Registrant's telephone number, including area code:

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     ITEM 5. OTHER EVENTS

         On October 9, 2000, Wind River Systems, Inc. ("Wind River") and Rapid Logic, Inc., a Delaware corporation ("Rapid Logic"), announced that the companies have entered into a definitive merger agreement. The definitive merger agreement contemplates that, subject to the satisfaction of certain conditions contained therein, including the approval of the merger referred to therein by the stockholders of Rapid Logic, Wind River would acquire Rapid Logic in a stock-for-stock transaction. Upon consummation of the merger, Wind River will issue 1,429,698 shares of its common stock for all the outstanding equity securities of Rapid Logic. The acquisition will be accounted for as a purchase.

         Wind River's press release, dated October 9, 2000, entitled "Wind River to Acquire Rapid Logic" is attached hereto as Exhibit 99.1.

         Wind River's acquisition of Rapid Logic closed on October 24, 2000.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) EXHIBITS

   Exhibit
   Number    Description
   -------   -----------
     99.1    Press Release entitled "Wind River to Acquire Rapid Logic" dated
             October 9, 2000.

                                       2

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WIND RIVER SYSTEMS, INC.

Dated:  October 25, 2000         By: /s/ Michael Zellner
                                    --------------------------------------------
                                      Michael Zellner
                                      Vice President and Chief Financial Officer

                                       3

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     --------------------------------------------------------------------
99.1        Press Release entitled "Wind River to Acquire Rapid Logic"
            dated October 9, 2000.

                                       4